UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to �240.14a-12

JPMorgan Chase & Co.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 15, 2018.

JPMORGAN CHASE & CO.	Meeting Information
Meeting Type: Annual Meeting For holders as of: March 16, 2018 Date: May 15, 2018 Time: 10:00 AM Central Time Location: JPMorgan Chase Dallas Corporate Center 8181 Communications Parkway Plano, Texas 75024
COMPUTERSHARE P.O. Box 505000 Louisville, KY 40233
You are receiving this communication because you hold shares in the company named above.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR code on the reverse side, or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to view Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR code below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 1, 2018, to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR code above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following proposals:			The Board of Directors recommends you vote AGAINST the following shareholder proposals:

1.	Election of Directors		6.	Independent Board chairman

	1a.	Linda B. Bammann	7.	Vesting for government service
	1b.	James A. Bell
	1c.	Stephen B. Burke	8.	Proposal to report on investments tied to genocide
	1d.	Todd A. Combs
	1e.	James S. Crown	9.	Cumulative voting
	1f.	James Dimon
	1g.	Timothy P. Flynn
	1h.	Mellody Hobson
	1i.	Laban P. Jackson, Jr.
	1j.	Michael A. Neal
	1k.	Lee R. Raymond
	1l.	William C. Weldon

2.	Ratification of special meeting provisions in the Firm's By-Laws

3.	Advisory resolution to approve executive compensation

4.	Approval of Amended and Restated Long-Term Incentive Plan effective May 15, 2018		The proxies are authorized to vote in their discretion on all other matters that may properly come before the meeting and any adjournment thereof.

5.	Ratification of independent registered public accounting firm

JPMorgan Chase Dallas Corporate Center — The Dallas Corporate Center is located in Plano, Texas at 8181 Communications Parkway. The site of the meeting is Building C; parking for shareholders is available in Visitor Parking Garage E.
If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a driver's license or passport, and proof of ownership of our common stock as of our record date March 16, 2018. For more information see "Information about the annual shareholder meeting" in the proxy statement.